Exhibit 4.2



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                              THE TIREX CORPORATION



                              CONSULTING AGREEMENT



         Consulting Agreement, made this 27th day of April 2002, to be effective February 20, 2002 (the "Effective Date") between The Tirex Corporation, a corporation incorporated under the laws of Delaware (the "Corporation"), and Tony J. Giuliano, an individual residing at 630 - 44th Avenue, Lachine, Quebec, Canada H8T 2K8 (the "Consultant").

         Whereas, since the Effective Date, the Consultant will provide to the Corporation, on the terms set forth herein, the consulting services described in
Section 3, of this Agreement;

         Whereas, the Corporation wishes to assure itself of the services of the Consultant for the period provided in this Agreement, and the Consultant is willing to provide his services to the Corporation for the said period under the terms and conditions hereinafter provided;

         Now, Therefore, Witnesseth, that for and in consideration of the premises and of the mutual promises and covenants herein contained, the parties hereto agree as follows:

1        Definitions

         For the purposes of this Agreement, the following terms shall have the following meanings:

         1.1. Change in Control shall mean (i) the time that the Corporation first determines that any person and all other persons who constitute a group (within the meaning of Section 13(d) (3) of the Securities Exchange Act of 1934 ("Exchange Act") have acquired direct or indirect beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of twenty percent (20%) or more of the Corporation's outstanding securities, unless a majority of the "Continuing Directors", as that term is defined in Paragraph 1.3, approves the acquisition not later than ten (10) business days after the Corporation makes that determination, or (ii) the first day on which a majority of the members of the Corporation's Board of Directors are not "Continuing Directors".

         1.2. Constructive Termination shall mean termination by the Corporation of the Consultant's contract by reason of material breach of this Agreement by the Corporation, such "Constructive Termination" to be effective upon thirty (30) days written notice thereof from the Consultant to the Corporation.

         1.3. Continuing Directors shall mean, as of any date of determination, any member of the Board of Directors of the Corporation who (i) was a member of that Board of Directors on

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                  January 1st, 2002, (ii) has been a member of that Board of
                  Directors for the two (2) years immediately preceding such date of determination, or (iii) was nominated for election or elected to the Board of Directors with the affirmative vote of the greater of (x) a majority of the Continuing Directors who were members of the Board at the time of such nomination or election or (y) at least four Continuing Directors.

         1.4.     Effective Date shall mean February 20, 2002.

         1.5. Termination For Cause shall mean termination by the Corporation of the Consultant's contract by the Corporation by reason of the Consultant's wilful dishonesty towards, fraud upon, or deliberate injury or attempted injury to, the Corporation or by reason of the Consultant's wilful material breach of this Agreement which has resulted in material injury to the Corporation. For purposes of this paragraph, no act or failure to act on the Consultant's part shall be considered "wilful" or "deliberate" unless done or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Corporation. Notwithstanding the foregoing, the Consultant shall not be deemed to have been terminated for Cause without written notice to the Consultant setting forth the reasons for the Corporation's intention to terminate for Cause, (ii) an opportunity on not less than twenty (20) days written notice from the Corporation to the Consultant for the Consultant, together with his counsel, to be heard before the President and the Chief Financial Officer of the Corporation, and (iii) delivery to the Consultant of a Notice of Termination from the President and the Chief Financial Officer finding that, following such hearing, in the good faith opinion of the President and the Chief Financial Officer, the Consultant was guilty of conduct set forth above and specifying the particulars thereof in detail.

         1.6. Termination for "Good Reason" shall mean termination by the Consultant of the Consultant's contract by the Corporation because of: (i) a "Change in Control", as defined in Paragraph
                  1.1 above, (ii) a failure by the Corporation to comply with any material provision of this Agreement which has not been cured within ten (10) days after notice of such non-compliance has been given by the Consultant to the Company, or (iii) the determination by the Consultant that because of changes in the composition or policies of the Board of Directors of the Corporation, or of other events or occurrences of material effect, that the Consultant can no longer properly and effectively discharge his responsibilities to the Corporation, after giving the Corporation not less than thirty (30) days prior written notice of the effective date of such termination.

         1.7. Termination Other Than For Cause shall mean termination by the Corporation of the Consultant's contract by the Corporation (other than in a Termination for Cause) and shall include "Constructive Termination", as that term is defined in Paragraph 1.2.

         1.8. Termination Upon a Change in Control shall mean a termination by the Corporation of the Consultant's contract with the Corporation within 120 days following a Change in Control, as that term is defined in Paragraph 1.1.

         1.9. Voluntary Termination shall mean termination by the Consultant of the Consultant's contract with the Corporation other than
                  (i) Constructive Termination, (ii) Termination upon a Change in Control, and (iii) Termination for Good Reason.

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2.       Employment under the Consulting Agreement

         2.1 The Corporation agrees to and does hereby engage the Consultant, and the Consultant agrees to and does hereby accept engagement by the Corporation as a consultant in connection with the operation of certain aspects of the business and affairs of the Corporation, in accordance with the durations specified in Articles 2.2 and 2.3 following. The period during which Consultant will serve in such capacity shall be deemed the "Engagement Period" and shall hereinafter be referred to as such.

         2.2 The initial term shall be the period which started with the effective date and which will terminate May 31, 2002.

         2.3 A first renewal term is hereby granted to the consultant, which term shall end July 31, 2002, and the consultant will be granted the compensation therefore as specified in Article 4.2

         2.4 The first renewal term may be succeeded by an unlimited number of renewal terms, each for a term of three months, on terms to be negotiated at least thirty days prior to the expiry of the preceding term.

         2.5 The Initial Term plus all successive renewal terms shall be known collectively as the Engagement Period


3.       Consulting Services

         The services which the Consultant will render from the Effective Date will include the rendering of advice, opinions, "hands-on" assistance, and, subject to direction from the Board of Directors, will include, without limitation, the following:

         i)       Function for the Corporation as Controller;
         ii)      Strategic financial and operational planning.

         All such services are to be performed only upon the authorization of the Board of Directors, such authorization to be transmitted by a duly authorized representative of the Board of Directors, which representative shall be deemed to be either the President of the Corporation or such other person that the Board of Directors shall designate in writing. The Consultant shall propose the form, manner and place in which the said consulting services shall be rendered to the President who will be empowered by the Board of Directors, subject to ratification by the Board of Directors, to accept the Consultant's proposal or a modified version thereof. The Consultant shall, by this agreement, be prevented and barred from rendering services of the same or similar nature, as herein described, or services of any nature whatsoever, for or on behalf of other persons firms or corporations, other than the Corporation, which are in competition with the Corporation.


4.       Compensation

         4.1 The compensation for all consulting services rendered by the Consultant during the Initial Term, as specified in Article
                  2.2 preceding shall be the payment by The Tirex Corporation of 300,000 registered shares of common stock, $.001 par value per share, of the Corporation.

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         4.2      The compensation for all consulting services rendered by the
                  Consultant during the First Renewal Term, as specified in
                  Article 2.3 preceding shall be the payment by The Tirex Corporation of 300,000 registered shares of common stock, $.001 par value per share, of the Corporation.

         4.3 Compensation in either cash or registered shares of The Tirex Corporation for subsequent renewal terms will be agreed upon by the parties as provided in Article 2.4.

         4.4 During the term of this Agreement, the Corporation shall reimburse the Consultant for reasonable and properly documented out-of-pocket business and/or entertainment expenses incurred by the Consultant in connection with his duties under this Agreement.


5.       Termination

         5.1      Termination For Cause

                  Termination For Cause may be effected by the Corporation in accordance with the procedures set forth in Paragraph 1.5 at any time during the term of this Agreement and shall be effected by written notification to the Consultant in accordance with Paragraph 5.8 below. Upon the effectiveness of a Termination For Cause, the Consultant shall promptly be paid all appropriate business expenses incurred by the Consultant in connection with his duties hereunder, all to the date of termination, but the Consultant shall not be paid any other compensation or reimbursement of any kind.

         5.2      Termination Other Than For Cause

                  Notwithstanding anything else in this Agreement, the Corporation may effect a Termination Other Than For Cause at any time upon giving written notice to the Consultant of such termination. Upon the effectiveness of any Termination Other Than For Cause, the Consultant shall promptly be paid any unissued shares under this Agreement and any appropriate business expenses incurred by the Consultant in connection with his duties hereunder, all to the date of termination.

         5.3      Termination For Good Reason

                  Notwithstanding anything else in this Agreement, the Consultant may effect a Termination for Good Reason at any time upon giving written notice to the Corporation of such termination in accordance with the provisions of Paragraph 5.8 hereof. Upon the effectiveness of any Termination for Good Reason, the Consultant shall promptly be paid all appropriate business expenses incurred by the Consultant in connection with his duties hereunder, all to the date of termination.

         5.4      Death

                  In the event of the Consultant's death during the term of this Agreement, the Consultant's contract shall be deemed to have terminated as of the last day of the month during which his death occurs and the Corporation shall promptly pay to his estate or such beneficiaries as the Consultant may from time to time designate, all appropriate business expenses incurred by the Consultant in connection with his duties hereunder, all to the date of termination, but the Consultant's estate shall not be paid any other compensation or reimbursement of any kind.

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         5.5      Voluntary Termination

                  In the event of a Voluntary Termination, the Corporation shall promptly pay all appropriate business expenses incurred by the Consultant in connection with his duties hereunder, all to the date of termination, but no other compensation or reimbursement of any kind.

         5.6      Termination Upon a Change in Control

                  In the event of a Termination Upon the effectiveness of a Change in Control, the Consultant shall immediately be paid all appropriate business expenses incurred by the Consultant in connection with his duties hereunder, all to the date of termination.

         5.7      Constructive Termination

                  The Consultant may give notice to the Corporation that the Corporation has effected a Constructive Termination of the Consultant's employment by reason of the Corporation's material breach of this Agreement, by written notification to the Corporation in accordance with Paragraph 5.8 below. Upon the effectiveness of any Constructive Termination, the Consultant shall immediately be paid any appropriate business expenses incurred by the Consultant in connection with his duties hereunder, all to the date of termination, and all unissued shares under this Agreement.

         5.8      Notice of Termination

                  The Corporation may effect a termination of this Agreement pursuant to the provisions of this Section upon giving thirty
                  (30) days written notice to the Consultant of such termination. The Consultant may effect a termination of this Agreement pursuant to the provisions of this Section upon giving thirty (30) days written notice to the Corporation of such termination.

         5.9      Redemption of Shares

                  In all cases of Termination other than For Cause (section 5.2), the Corporation shall, as additional termination indemnity, proceed to the redemption of all the shares held by the Consultant in the Corporation, if the Consultant so wishes. The amount to be paid for such shares shall be the higher of:

                  5.9.1    The then market value of the shares thus redeemed; or

                  5.9.2 The consideration given by the Consultant for the issuance or acquisition of the said shares of the Corporation.


6.       Secrets

         Consultant agrees that any trade secrets or any other like information of value relating to the business and/or field of interest of the Corporation or any of its affiliates, or of any corporation or other legal entity in which the Corporation or any of its affiliates has an ownership interest of more than twenty-five per cent (25%), including but not limited to, information relating to inventions, disclosures, processes, systems, methods, formulae, patents, patent applications, machinery, materials, research activities and plans, costs of production, contract forms, prices, volume of sales, promotional methods, list of names or classes of customers, which he has heretofore acquired during his engagement by the Corporation or any of its affiliates or which he may hereafter acquire during the Engagement

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         Period and the three-year period beginning after termination of the
         Engagement Period as the result of any disclosures to him, or in any other way, shall be regarded as held by the Consultant and his personnel, if any, in a fiduciary capacity solely for the benefit of the Corporation, its successors or assigns, and shall not at any time, either during the term of this Agreement or thereafter, be disclosed, divulged, furnished, or made accessible by the Consultant and his personnel, if any, to anyone, or be otherwise used by them, except in the regular course of business of the Corporation or its affiliates. Information shall for the purposes of this Agreement be considered to be secret if not known by the trade generally, even though such information may have been disclosed to one or more third parties pursuant to distribution agreements, joint venture agreements and other agreements entered into by the Corporation or any of its affiliates.


7.       Assignment

         This Agreement may be assigned by the Corporation as part of the sale of substantially all of its business; provided, however, that the purchaser shall expressly assume all obligations of the Corporation under this Agreement. Further, this Agreement may be assigned by the Corporation to an affiliate, provided that any such affiliate shall expressly assume all obligations of the Corporation under this Agreement, and provided further that the Corporation shall then fully guarantee the performance of the Agreement by such affiliate. Consultant agrees that if this Agreement is so assigned, all the terms and conditions of this Agreement shall obtain between such assignee and himself with the same force and effect as if said Agreement had been made with such assignee in the first instance. This Agreement is personal to the Consultant and shall not be assigned without written consent of the Corporation.


8.       Entire Understanding

         This Consulting Agreement contains the entire understanding between the parties and supersedes all prior and collateral communications, reports, agreements, and understandings between the parties. No change, modification, alteration, or addition to any provision hereof shall be binding unless in writing and signed by authorized representatives of both parties. This Consulting Agreement shall apply in lieu of and notwithstanding any specific statement associated with any particular information or data exchanged, and the duties of the parties shall be determined exclusively by the aforementioned terms and conditions.


9.       Survival of Certain Agreements

         The covenants and agreements set forth in Articles 6 and 7, hereof and, to the extent applicable, the covenants and agreements set forth in
         Article 4 hereof, shall survive the expiration of the Engagement Period and shall survive termination of this Agreement and remain in full force and effect.

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10       Notices

         10.1 All notices required or permitted to be given hereunder shall be delivered by hand, certified mail, or recognized overnight courier, in all cases with written proof of receipt required, addressed to the parties as set forth below and shall be deemed given upon receipt as evidenced by written and dated receipt of the receiving party.

         10.2 Any notice to the Corporation or to any assignee of the Corporation shall be addressed as follows:

                           The Tirex Corporation
                           3828 St. Patrick Street
                           Montreal, Quebec
                           Canada H4E 1A4

         10.3     Any notice to Consultant shall be addressed as follows:

                           Tony J. Giuliano
                           630 - 44th Avenue
                           Lachine, Quebec
                           Canada H8T 2K8

         10.4 Either party may change the address to which notice to it is to be addressed, by notice as provided herein.


11.      Applicable Law

         This Agreement shall be interpreted and enforced in accordance with the laws of Quebec.


12.      Interpretation

         Whenever possible, each Article of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any Article is unenforceable or invalid under such law, such Article shall be ineffective only to the extent of such unenforceability or invalidity, and the remainder of such Article and the balance of this Agreement shall in such event continue to be binding and in full force and effect.


13.      Prior Agreements

         This Agreement supersedes and cancels any and all prior agreements, whether written or oral, between the parties.

                             SIGNATURES ON NEXT PAGE


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         In Witness Whereof, the parties hereto have executed the above
Agreement this ________ day of _______________, 2002.


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For THE TIREX CORPORATION                       For Tony J. Giuliano, Consultant
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John L. Threshie Jr., President / CEO           Tony J. Giuliano
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